                                                                   EXHIBIT 99(d)

                                LYNCH CORPORATION
                         140 Greenwich Avenue, 4th Floor
                          Greenwich, Connecticut 06830

                            1,616,026 COMMON SHARES,
              ISSUABLE UPON EXERCISE OF 538,676 SUBSCRIPTION RIGHTS

            THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M.,
           NEW YORK CITY TIME, ON ________ ___, 2005 UNLESS EXTENDED.

                                                 __________ ___, 2005

To:  Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees

            This letter is being distributed to securities  dealers,  commercial banks,  trust  companies and other  nominees in connection  with the offering by
Lynch  Corporation  of an aggregate of 538,676  common shares at a  subscription
price  of  $_______  per  share   pursuant  to  the  exercise  of   transferable
subscription  rights (the "Subscription  Rights")  initially  distributed to all holders of record of common shares as of the close of business on _________ ___,
2005. The Subscription  Rights,  including the oversubscription  privilege,  are described in the enclosed prospectus and evidenced by a Subscription Certificate registered in your name or in the name of your nominee.

            Each  beneficial  owner of common shares  registered in your name or the name of your nominee is entitled to one  Subscription  Right for each Common
Share owned by such  beneficial  owner.  A  shareholder  may purchase one Common
Share for every three  Subscription  Rights  exercised (the "Basic  Subscription
Privilege"). In addition, shareholders on the record date who fully exercise the rights  distributed  to them by us will also be  entitled to  subscribe  for and purchase additional common shares that are not purchased by other rights holders through their Basic Subscription Privileges (the "Oversubscription  Privilege").
The maximum  number of shares that you may purchase  under the  Oversubscription
Privilege  is equal to the  number  of  shares  you  purchased  under  the Basic
Subscription  Privilege.  If the  number of common  shares  remaining  after the exercise of all Basic  Subscription  Privileges is not sufficient to satisfy all requests  for  common  shares  pursuant  to  Oversubscription  Privileges,  each oversubscribing  holder will be  allocated  additional  common  shares pro rata, based on the number of common  shares  such holder  purchased  through the Basic
Subscription  Privilege in  proportion to the total number of common shares that such  holder  and other  oversubscribing  holders  purchased  through  the Basic
Subscription Privilege.

            If, pursuant to the exercise of Subscription  Rights,  the number of common  shares that a  Shareholder  would be entitled to receive would result in receipt of fractional  shares,  the aggregate  number of common shares that such
Shareholder  is  entitled to  purchase  will be rounded up to the nearest  whole number. Shareholders will not receive cash in lieu of fractional shares.

            We are asking you to contact  your  clients for whom you hold common shares  registered  in your  name  or in the  name of  your  nominee  to  obtain instructions with respect to the Subscription Rights.

            Enclosed are copies of the following documents for you to use:

            1.   Prospectus;

            2.   Form of Letter from Lynch Corporation to its Shareholders;

            3.   Instructions   for  Use  of  Lynch   Corporation   Subscription
                 Certificates;

            4.   Return  envelope  addressed  to Mellon  Bank,  N.A.  c/o Mellon
                 Investor Services LLC as Subscription Agent.

            Your prompt action is requested. The Subscription Rights will expire at 5:00 P.M., New York City time, on _________ ___, 2005, unless extended for up to 15 days (the "Expiration Date").

            To exercise  Subscription  Rights,  properly  completed and executed
Subscription  Certificates  and  payment  in full  for all  Subscription  Rights exercised  must be  delivered  to the  Subscription  Agent as  indicated  in the
Prospectus prior to the Expiration Date.

            Lynch  Corporation  will  not pay any  fees  or  commissions  to any broker,  dealer or other person for soliciting  subscriptions  for  Subscription
Rights pursuant to the rights offering,  other than the  Subscription  Agent and
Information Agent as described in the Prospectus.

            Additional  copies of the  enclosed  materials  may be  obtained  by contacting  Mellon Investor  Services LLC toll free at (866) 340-1578 or collect at (201) 680-6579.

                                Very truly yours,

                                LYNCH CORPORATION

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NOTHING HEREIN OR IN THE ENCLOSED  DOCUMENTS SHALL  CONSTITUTE YOU OR ANY PERSON
AS AN AGENT OF LYNCH  CORPORATION,  THE  SUBSCRIPTION  AGENT OR ANY OTHER PERSON
MAKING OR DEEMED TO BE MAKING  OFFERS  OF THE  SECURITIES  ISSUABLE  UPON  VALID
EXERCISE  OF THE  RIGHTS,  OR  AUTHORIZE  YOU OR ANY  OTHER  PERSON  TO MAKE ANY
STATEMENTS  ON BEHALF OF ANY OF THEM WITH  RESPECT  TO THE  OFFERING  EXCEPT FOR
STATEMENTS MADE IN THE PROSPECTUS.

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